UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): NOVEMBER 16, 2004

                      INTEGRATED HEALTHCARE HOLDINGS, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

           NEVADA                       0-23511                 87-0412182
 (STATE OR OTHER JURISDICTION   (COMMISSION FILE NUMBER)      (IRS EMPLOYER
      OF INCORPORATION)                                     IDENTIFICATION NO.)

         695 TOWN CENTER DRIVE, SUITE 260, COSTA MESA, CALIFORNIA 92626
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


       Registrant's telephone number, including area code: (714) 434-9191
                        _______________________________

          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

First Amendment to Secured Convertible Note Purchase Agreement

      On November 16, 2004, Integrated Healthcare Holdings Inc. (the "Company") entered into a First Amendment to Secured Convertible Note Purchase Agreement (the "Amendment") with Dr. Kali P. Chaudhuri, which amended the Secured Convertible Note Purchase Agreement executed between the parties as of September 28, 2004 (the "Original Agreement"). The Amendment also includes as exhibits an Option Agreement (Exhibit D) and Stock Option Agreement (Exhibit I), both of which were executed by the Company and Dr. Chaudhuri on November 16, 2004.

      The Amendment provides for certain changes to the Original Agreement in order to accommodate the transactions with Dr. Anil V. Shah discussed below. The following material terms are contained in the Amendment:

o Dr. Chaudhuri's option to acquire real estate which the Company expects to acquire from subsidiaries of Tenet Healthcare Corporation has been changed to an option to acquire all or a portion of a new limited liability company (the "Real Estate LLC") expected to be formed for the purpose of holding the real estate. Up to 49% of the new Real Estate LLC may be acquired by Dr. Shah, as discussed below.

o Dr. Chaudhuri agreed to waive his pre-emptive rights with respect to the new investment by Dr. Shah.

o Dr. Chaudhuri was granted an additional option to acquire 50,000,000 shares of the Company's common stock for $0.30 per share, and 10,000,000 shares of common stock for $0.25 per share.

Purchase Option Agreement

      On November 16, 2004, the Company entered into a Purchase Option Agreement with Dr. Anil V. Shah or his assignee, The Orange County Physicians Investment Network, LLC (collectively, "OC-PIN"), granting to OC-PIN an option (the "Purchase Option") to purchase (i) up to 50,000,000 shares of common stock of the Company for an aggregate of $15,000,000 (or $0.30 per share) and (ii) up to a 49% membership interest in the Real Estate LLC for an aggregate of $2,500,000. The Purchase Option may be exercised in three tranches, with the first tranche exercisable upon closing of the pending acquisition by the Company of four Tenet Health System hospitals, the second tranche exercisable by February 25, 2005, and the third tranche exercisable by June 1, 2005 (subject to extension under certain circumstances to December 1, 2005). In connection with the Purchase Option, the Company also granted a stock option to Dr. Anil Shah individually providing that, if the Purchase Option is exercised in full by OC-PIN, the Company will provide Dr. Shah with an additional right to purchase 10,000,000 shares of common stock of the Company for $0.25 per share.

      As of the date of the filing of this report, OC-PIN has delivered $5,000,000 into escrow to cover the exercise of the first tranche under the Purchase Option.

      The foregoing descriptions of the Company's material agreements are a summary only and are qualified in their entirety by reference to Exhibits 10.1,
10.2 and 10.3 filed herewith, which are incorporated by reference herein in their entirety.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

      On November 16, 2004, the Company entered into definitive forms of agreements with Dr. Chaudhuri and Dr. Shah granting new options to acquire common stock of the Company. Reference is made to Exhibit 10.1 filed herewith (and specifically Exhibit D thereto), Exhibit 10.2 filed herewith, and Exhibit
10.3 filed herewith, each of which is incorporated by reference herein in its entirety.

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

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

      (c)   Exhibits

10.1 First Amendment to Secured Convertible Note Purchase Agreement, dated as of November 16, 2004, by and between the Registrant and Kali P. Chaudhuri, M.D.

10.2 Purchase Option Agreement, dated as of November 16, 2004, by and between the Registrant and Anil V. Shah, M.D.

10.3 Stock Option Agreement, dated as of November 16, 2004, by and between the Registrant and Anil V. Shah, M.D.

99.1  Press Release issued by the Registrant on November 22, 2004.

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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            Integrated Healthcare Holdings, Inc.

                                            By:     /s/ Bruce Mogel
                                            ------------------------------------
                                            Name:  Bruce Mogel
                                            Title: Chief Executive Officer

Date: November 22, 2004

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER      DESCRIPTION

10.1 First Amendment to Secured Convertible Note Purchase Agreement, dated as of November 16, 2004, by and between the Registrant and Kali P. Chaudhuri, M.D.

10.2 Purchase Option Agreement, dated as of November 16, 2004, by and between the Registrant and Anil V. Shah, M.D.

10.3 Stock Option Agreement, dated as of November 16, 2004, by and between the Registrant and Anil V. Shah, M.D.

99.1        Press Release issued by the Registrant on November 22, 2004.

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